EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in Registration Statements No. 2-40316, No. 2-82109, No. 33-21757, No. 33-59930, and
          No. 333-31595 of Winnebago Industries, Inc. on Form S-8 of our reports dated October 7, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K for Winnebago Industries, Inc. for the year ended August 28, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Minneapolis, Minnesota
November 22, 1999